UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (646) 352-0260

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
The Company is filing this amendment to the Form 8-K filed by the Registrant on February 1, 2006 (the “February 2006 Form 8-K”) to include certain information that was excluded from Exhibit 10.1 to the February 2006 Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sale of Equity Securities

On January 25, 2007, ROO Group, Inc. (the “Company”) entered into an agreement with News Corporation (“News Corp”). The Agreement provides for the issuance of 2,000,000 shares of our common stock upon execution of the Agreement, which shall be held in escrow and released to News Corp on January 1, 2008, if the average monthly revenues from News Corp and its affiliates for the 3 month period ended December 31, 2007 is not less than the revenue from News Corp and its affiliates for the one month period ending December 31, 2006 (the “Revenue Target”). The Agreement provides that if the Revenue Target is not met, the Company shall issue to News Corp warrants to purchase 2,000,000 shares of our common stock which shall be exercisable for a term of two years at a price of $2.70. The exercise price of the warrants will be subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like. The Agreement provides for the release of the shares to News Corp upon a change of control, so long as the average monthly revenue from News Corp and its affiliates during the 3 months prior to the change of control is not materially less than the Revenue Target.

The Company also agreed to issue an additional 2,000,000 shares of our common stock to News Corp if within 3 years of the date of the Agreement the average monthly revenue from News Corp and its affiliates for any consecutive 3 month period equals at least six times the Revenue Target. Further, the Company agreed that if the foregoing is not timely achieved, the Company shall issue to News Corp warrants to purchase 2,000,000 shares of our common stock which shall be exercisable for a term of two years at a price of $2.70. The exercise price of the warrants will be subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like.

The Company has granted News Corp piggy back registration rights in connection with shares issuable to News Corp pursuant to the Agreement. The Company will rely upon an exemption from securities registration afforded by Section 4(2) the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder in connection with the issuance of the shares.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Agreement dated January 25, 2007 by and among ROO Group, Inc., and News Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: July 25, 2007	By:	/s/ Robert Petty
Robert Petty Chief Executive Officer